                                HERITAGE SERIES TRUST
                                DISTRIBUTION AGREEMENT


              This Distribution Agreement is made this 29th day of March,. 1933, by and between Heritage Series Trust, a Massachusetts business trust (the "Trust"), and Raymond James & Associates, Inc. ("Raymond James" or the "Distributor"), a Florida corporation.

              WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered and intends to register its shares of beneficial interest (the "Shares") for sale to the public under the Securities Act of 1933, as amended (the "1933 Act"), and various state securities laws; and

              WHEREAS, the Trust intends to offer for public sale one or more distinct series of shares of beneficial interest, each corresponding to a distinct portfolio ("Portfolio"); and

              WHEREAS, the Trust wishes to retain Raymond James as the Trust's Distributor in connection with the offering and sale of the Shares of each Portfolio and to furnish certain other services to the Trust as specified in this Agreement; and

              WHEREAS, this Agreement has been approved by a vote of the Board of Trustees of the Trust and certain disinterested trustees in conformity with Paragraph (b)(2) of Rule 12b-1 under the 1940 Act; and

              WHEREAS, Raymond James is willing to act as Distributor and to furnish such services on the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

              1. Appointment of Distributor. The Trust hereby appoints Raymond James as Distributor in connection with the offering and sale of the Shares. The Trust authorizes Raymond James as exclusive agent for the Trust, subject to applicable federal and state law and the Declaration of Trust, By-Laws and current Prospectus and Statement of Additional Information of the Trust: (a) to promote the Portfolios; (b) to solicit orders for the purchase of the Shares of the Portfolios subject to such terms and conditions as the Trust may specify; and (c) to hold itself available to receive orders for the purchase of the Shares of the Portfolios and to accept such orders on behalf of the Trust as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Trust and its transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the
     Registration Statement. Raymond James shall offer the Shares of each Portfolio on an agency or "best efforts" basis under which the Trust shall only issue such Shares as are actually sold. In connection with such sales and offers of sales, the Distributor shall give only such information as is permitted by applicable law, and the Trust shall not be responsible in any way for any other information, statements or representations given or made by the Distributor or its representatives, or agents. The Trust reserves the right at any time to withdraw all offerings of the Shares of any or all Portfolios by written notice to the Distributor at its principal office.

     2. Trust Obligations. The Trust shall keep the Distributor fully informed of its affairs and shall make available to Distributor copies of all information, financial statements, and other papers which Distributor may reasonably request for use in connection with the distribution of shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of a Portfolio as the Distributor may request, and the Trust shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

              3.      Sales to  Dealers.   The Distributor,  at its  discretion,
     may enter into agreements to sell shares to such registered and qualified retail dealers, as it may select.

              4.      Public Offering  Price.  The public  offering price of the
     Shares of each Portfolio shall be the net asset value per share (as determined by the Trust) of the outstanding Shares of the Portfolio plus any applicable sales charge as set forth in the then effective Registration Statement of the Trust. The Trust shall furnish (or arrange for another person to furnish) the Distributor with a quotation of public offering price on each business day.

              5.      Compensation.   As  compensation  for  providing  services
     under this contract the Distributor shall retain the sales charge, if any, on purchases of Shares as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the sales charge, if any. The Distributor may reallow any or all of such sales charges to such dealers as it may from time to time determine. Whether a sales charge shall be retained by the Distributor shall be determined in accordance with the Registration Statement. The Distributor also shall receive from each Portfolio distribution and/or service fees at the rate and under the terms and conditions of the Distribution Plan ("Plan") adopted by the Trust with respect to such Portfolio, as such Plan is in effect from time to time, and subject to any further limitations on such fee as the Board of Trustees may impose.

              6. Distributor's Expenses. Raymond James shall finance activity which is intended to result in the sale and retention of Shares of each Portfolio including, but not limited to, compensation paid to registered representatives of the Distributor and to participating dealers which have entered into sales agreements with the Distributor, advertising, salaries and other expenses of the Distributor relating to selling or servicing efforts, expenses of organizing and conducting sale seminars, printing of Prospectuses, Statements of Additional Information and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature and other sales promotion expenses. Except as specifically provided in this Agreement, the Trust and the Portfolios shall bear none of the expenses of Raymond James in connection with its offer and sale of the Shares.

              7. Trust Expenses. The Trust agrees, at its own expense, to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, Statements of Additional Information, amendments, reports and other documents as may be necessary to maintain the Registration Statement. Each Portfolio shall bear all expenses related to preparing and typesetting such Prospectuses, Statements of Additional Information and other materials required by law and such other expenses, including printing and mailing expenses, related to the Portfolio's communications with persons who are shareholders of that Portfolio.

              8. Indemnification By the Trust. The Trust agrees to indemnify, defend and hold harmless Raymond James, its several offices and directors, and any person who controls Raymond James within the meaning of
     Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Raymond James, its offices or trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect Raymond James against any liability to the Trust or its shareholders to which Raymond James would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

              9.      Indemnification by  Raymond James.   Raymond James  agrees
     to indemnify, defend and hold harmless the Trust and its Portfolios, its several officers and trustees, any person who controls the Trust within the meaning of Section 15 of the 1933 Act from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its offices or trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Raymond James to the Trust for use in the

     Registration Statement, Prospectus or Statement of Additional Information or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading.

              10. Share Certificates. The Trust shall not issue certificates representing Shares unless requested by a shareholder. If such request is transmitted through Raymond James, the Trust will cause certificates evidencing the Shares owned to be issued in such names and denominations as Raymond James shall from time to time direct.

              11.     Repurchase  of  Shares.     Raymond  James  at   its  sole
     discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares of any Portfolio by Raymond James shall be at the net asset value of the applicable Portfolio next determined after a repurchase order has been received. Raymond James will receive no commission or other remuneration for repurchasing Shares. On each business day, Raymond James shall notify by telex or in writing the Trust and the Trust's transfer agent of the orders for repurchase of shares received by Raymond James since the last such report, the amount to be paid for such Shares, and the identity of shareholders offering Shares for repurchase. Upon such notice, the Trust shall pay Raymond James such amounts as are required by Raymond James for the repurchase of such shares in cash or in the form of a credit against moneys due the Trust from Raymond James as proceeds from the sale of Shares. The Trust reserves the right to suspend such purchases with respect to any or all Portfolios upon written notice to Raymond James. Raymond James further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent shareholder requests for redemption of Shares.

              12. Status of Distributor. Raymond James is an independent contractor and shall be agent for the Trust only with respect to the sale and repurchase of the Shares.

              13. Non-Exclusive Services. The services of Raymond James to the Trust under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

              14. Reports of the Distributor. Raymond James shall prepare reports for the Board of Trustees upon request showing information concerning expenditures related to this Agreement as from time to time shall be reasonably requested by the Board.

              15. Definitions. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the terms "Prospectus" and "Statement of Additional Information" shall mean the current form of Prospectus(es) and Statement(s) of Additional Information filed by the Trust as part of the Registration Statement. Additionally, the term "net asset value" shall have the meaning ascribed to it in the Trust's Declaration of Trust; and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

              16. Effectiveness of Agreement. This Agreement shall become effective upon the date hereabove written, provided that, with respect to a Portfolio, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board of Trustees and by vote of a majority of those trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (all such trustees collectively being referred to herein as the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.

              17. Termination of Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually
     (a) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees or with respect to any given series by vote of a majority of the outstanding voting securities of such Portfolio. Notwithstanding the foregoing, with respect to any Portfolio, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of such Portfolio on 60 days' written notice to the Distributor or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Trust or such Portfolio. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Portfolio. This Agreement automatically will terminate in the event of its assignment.

              18.     Amendments.    No  provision  of  this  Agreement  may  be
     changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

              19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extend that the applicable laws of the State of Florida conflict with the applicable provisions of the 1940 Act, however, the latter shall control.

              20. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

              21. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.


     Attest:                           HERITAGE SERIES TRUST


     By: ________________________      By:_____________________________

     Attest:                           RAYMOND JAMES & ASSOCIATES, INC.


     By: ________________________      By:_____________________________